Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed to Participate in Upcoming Investor Events

Vancouver, BC – March 6, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development and manufacturing of rare cannabinoids and cannabinoid analogs, today announced the Company’s executive team will be participating in the upcoming virtual investor events throughout March 2023:

Emerging Growth Conference

Date: March 8, 2023

Time: 12:30 PM ET

Registration: https://goto.webcasts.com/starthere.jsp?ei=1595542&tp_key=9ac5970e97&sti=inm

InMed’s CEO, Mr. Eric A. Adams, will present a corporate overview followed by a questions and answers session. If attendees are not able to join the event live on the day of the conference, an archived webcast will also be made available on EmergingGrowth.com and on the Emerging Growth YouTube Channel.

VirtualInvestorConferences.com - Life Sciences Investor Forum

Date: March 9, 2023

Time: 11:00 AM ET

Registration: https://bit.ly/3IoXpvP

InMed’s CEO, Mr. Eric A. Adams, will present a corporate overview followed by a questions and answers session. Management will be available for virtual one-on-one meetings with institutional and individual investors from March 9 – March 14.

Learn more about the event at www.virtualinvestorconferences.com.

Following the events, both presentation recordings will be available on InMed’s investor relations events page here.

The Company also wishes to announce that it is has replaced Computershare Trust Company with Odyssey Trust Company as the registrar and transfer agent of the Company’s common shares. Shareholders do not need to take any action with respect to the change in registrar and transfer agent services.

The Company has also entered into a consulting agreement with LFG Equities Corp. (“LFG”). LFG, a Toronto-based company, will provide strategic advice on content development, media buying and distribution, and marketing services through social media channels and on-line media placements to the Company. The Company and LFG act at arm’s length, and LFG has no present interest directly in the Company or its securities. LFG may buy, hold or sell securities of the company. Under the terms of the agreement, LFG will be paid a monthly fee of CAD$2,500 cash over a three-month period.

About InMed:

InMed Pharmaceuticals is a global leader in the research, development and manufacturing of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com.

About the Emerging Growth Conference

The Emerging Growth conference is an effective way for public companies to present and communicate their new products, services and other major announcements to the investment community from the convenience of their office, in a time efficient manner.

The Conference focus and coverage includes companies in a wide range of growth sectors, with strong management teams, innovative products & services, focused strategy, execution, and the overall potential for long term growth. Its audience includes potentially tens of thousands of Individual and Institutional investors, as well as Investment advisors and analysts.

About Virtual Investor Conferences®

Virtual Investor Conferences (VIC) is the leading proprietary investor conference series that provides an interactive forum for publicly traded companies to seamlessly present directly to investors.

Providing a real-time investor engagement solution, VIC is specifically designed to offer companies more efficient investor access.  Replicating the components of an on-site investor conference, VIC offers companies enhanced capabilities to connect with investors, schedule targeted one-on-one meetings and enhance their presentations with dynamic video content. Accelerating the next level of investor engagement, Virtual Investor Conferences delivers leading investor communications to a global network of retail and institutional investors.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: InMed’s future prospects in the rare cannabinoids and cannabinoid analogs industry, InMed’s participation in future conferences, including the attendance of any management, the provision of and benefit to the Company of any services by LFG as well as LFG’s future intention to purchase securities of the Company or payment by the Company to LFG for any services.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.